Exhibit 4.1

D.R. HORTON, INC. AND THE GUARANTORS PARTY HERETO
6.0% Senior Notes due 2011

Twenty-Sixth Supplemental Indenture
Dated as of April 17, 2006

AMERICAN STOCK TRANSFER & TRUST COMPANY,
Trustee

-i-

          TWENTY-SIXTH SUPPLEMENTAL INDENTURE dated as of April 17, 2006 (“Supplemental Indenture”), to the Indenture dated as of June 9, 1997 (as amended, modified or supplemented from time to time in accordance therewith, the “Indenture”), by and among D.R. HORTON, INC., a Delaware corporation (the “Company”), each of the Guarantors (as defined herein) and AMERICAN STOCK TRANSFER & TRUST COMPANY, as trustee (the “Trustee”).
          Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the holders of Notes (as defined herein):
          WHEREAS, the Company, the Guarantors and the Trustee have duly authorized the execution and delivery of the Indenture to provide for the issuance from time to time of senior debt securities (the “Securities”) to be issued in one or more series as in the Indenture provided;
          WHEREAS, the Company and the Guarantors desire and have requested the Trustee to join them in the execution and delivery of this Supplemental Indenture in order to establish and provide for the issuance by the Company of a series of Securities designated as its 6.0% Senior Notes due 2011, substantially in the form attached hereto as Exhibit A (the “Notes”), guaranteed by the Guarantors, on the terms set forth herein;
          WHEREAS, Section 2.01 of the Indenture provides that a supplemental indenture may be entered into by the Company, the Guarantors and the Trustee for such purpose provided certain conditions are met;
          WHEREAS, the conditions set forth in the Indenture for the execution and delivery of this Supplemental Indenture have been complied with; and
          WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement of the Company, the Guarantors and the Trustee, in accordance with its terms, and a valid amendment of, and supplement to, the Indenture have been done;
          NOW, THEREFORE:
          In consideration of the premises and the purchase and acceptance of the Notes by the holders thereof the Company and the Guarantors mutually covenant and agree with the Trustee, for the equal and ratable benefit of the holders, that the Indenture is supplemented and amended, to the extent expressed herein, as follows:

ARTICLE ONE
Scope of Supplemental Indenture; General
          The changes, modifications and supplements to the Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and govern the terms of, the Notes, which shall not be limited in aggregate principal amount, and shall not apply to any other Securities that may be issued under the Indenture unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements. Pursuant to this Supplemental Indenture, there is hereby created and designated a series of Securities under the Indenture entitled “6.0% Senior Notes due 2011.” The Notes shall be in the form of Exhibit A hereto. The Notes shall be guaranteed by the Guarantors as provided in such form and the Indenture. If required, the Notes may bear an appropriate legend regarding original issue discount for federal income tax purposes.
          In the event that a partial redemption is made pursuant to paragraph 5 of the Notes, selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of The Depository Trust Company), unless that method is otherwise prohibited.
ARTICLE TWO
Certain Definitions
          The following terms have the meanings set forth below in this Supplemental Indenture. Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Indenture. To the extent terms defined herein differ from the Indenture the terms defined herein will govern.
          “Attributable Debt” means, in respect of a Sale and Leaseback Transaction, the present value (discounted at the weighted average effective interest cost per annum of the outstanding debt securities of the Company of all series, compounded semiannually) of the obligation of the lessee for rental payments during the remaining term of the lease included in such transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended or, if earlier, until the earliest date on which the lessee may terminate such lease upon payment of a penalty (in which case the obligation of the lessee for rental payments shall include such penalty), after excluding all amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water and utility rates and similar charges.

          “Bankruptcy Law” means title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.
          “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.
          “Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of or in such Person’s capital stock or other equity interests.
          “Capitalized Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.
          “Comparable Treasury Issue” means the United States Treasury security selected by the Reference Treasury Dealer as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.
          “Comparable Treasury Price” means, with respect to any redemption date, (a) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount, on the third business day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated “Composite 3:30 p.m. Quotations for U.S. Government Securities” or (b) if such release (or any successor release) is not published or does not contain such price on such business day, (i) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.
          “Consolidated Adjusted Tangible Assets” of the Company as of any date means the Consolidated Tangible Assets of the Company and the Restricted Subsidiaries at the end of the fiscal quarter immediately preceding the date less (a) any assets securing any Non-Recourse Indebtedness, as determined in accordance with GAAP and (b) all short term liabilities of the Company and the Restricted Subsidiaries, except for liabilities payable by their terms more than one year from the date of determination (or renewable or extendible at the option of the obligor for a period ending more than one year after such date) and liabilities in respect of retiree benefits other than persons for which the Company or the Restricted Subsidiaries are required to accrue pursuant to Statement of Financial Accounting Standards No. 106.

          “Consolidated Tangible Assets” of the Company as of any date means the total amount of assets of the Company and its Restricted Subsidiaries (less applicable reserves) on a consolidated basis at the end of the fiscal quarter immediately preceding such date, as determined in accordance with GAAP, less: (i) Intangible Assets and (ii) appropriate adjustments on account of minority interests of other Persons holding equity investments in Restricted Subsidiaries.
          “Credit Facilities” means, collectively, each of the credit facilities of the Company or one or more Restricted Subsidiaries in existence on the Issue Date and one or more other facilities among or between the Company or one or more Restricted Subsidiaries and one or more lenders pursuant to which the Company or any Restricted Subsidiary may incur indebtedness for working capital and general corporate purposes (including acquisitions), as any such facility or line of credit may be amended, restated, supplemented or otherwise modified from time to time, and includes any agreement extending the maturity of, increasing the amount of, or restructuring, all or any portion of the Indebtedness under any such facility or line of credit or any successor facilities or lines of credit and includes any facility or line of credit with one or more lenders refinancing or replacing all or any portion of the Indebtedness under such facility or line of credit or any successor facility or line of credit.
          “Currency Agreement” of any Person means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect such Person or any of its Subsidiaries against fluctuations in currency values.
          “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.
          “Default” means any event, act or condition that is, or after notice or the passage of time or both would be, an Event of Default.
          “Dollars” and “$” mean United States Dollars.
          “Event of Default” has the meaning set forth in Section 6.01.
          “GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect from time to time.
          “Guarantors” means (i) initially, each of:
          C. Richard Dobson Builders, Inc., a Virginia corporation;

CH Investments of Texas, Inc., a Delaware corporation;
CHI Construction Company, an Arizona corporation;
CHTEX of Texas, Inc., a Delaware corporation;
Continental Homes, Inc., a Delaware corporation;
Continental Homes of Texas, L.P., a Texas limited partnership;
Continental Residential, Inc., a California corporation;
D.R. Horton-Emerald, Ltd., a Texas limited partnership;
D.R. Horton, Inc.-Birmingham, an Alabama corporation;
D.R. Horton, Inc.-Chicago, a Delaware corporation;
D.R. Horton, Inc.-Denver, a Delaware corporation;
D.R. Horton, Inc.-Dietz-Crane, a Delaware corporation;
D.R. Horton, Inc.-Fresno, a Delaware corporation;
D.R. Horton, Inc.-Greensboro, a Delaware corporation;
D.R. Horton, Inc.-Gulf Coast, a Delaware corporation;
D.R. Horton, Inc.-Jacksonville, a Delaware corporation;
D.R. Horton, Inc.-Louisville, a Delaware corporation;
D.R. Horton, Inc.-Minnesota, a Delaware corporation;
D.R. Horton, Inc.-New Jersey, a Delaware corporation;
D.R. Horton, Inc.-Portland, a Delaware corporation;
D.R. Horton, Inc.-Sacramento, a California corporation;
D.R. Horton, Inc.-Torrey, a Delaware corporation;
D.R. Horton Los Angeles Holding Company, Inc., a California corporation;
D.R. Horton Management Company, Ltd., a Texas limited partnership;
D.R. Horton Materials, Inc., a Delaware corporation;
D.R. Horton Orange County, Inc., a Delaware corporation (formerly DRH Regrem IX, Inc.);
D.R. Horton San Diego Holding Company, Inc., a California corporation;
D.R. Horton-Schuler Homes, LLC, a Delaware limited liability company;
D.R. Horton-Texas, Ltd., a Texas limited partnership;
DRH Cambridge Homes, Inc., a California corporation;
DRH Cambridge Homes, LLC, a Delaware limited liability company;
DRH Construction, Inc., a Delaware corporation;
DRH Energy, Inc., a Colorado corporation;
DRH Regrem VII, LP, a Texas limited partnership;
DRH Regrem VIII, LLC, a Delaware limited liability company;
DRH Regrem X, Inc., a Delaware corporation;
DRH Regrem XI, Inc., a Delaware corporation;
DRH Regrem XII, LP, a Texas limited partnership;
DRH Southwest Construction, Inc., a California corporation;
DRH Tucson Construction, Inc., a Delaware corporation;
DRHI, Inc., a Delaware corporation;
HPH Homebuilders 2000 L.P., a California limited partnership;

KDB Homes, Inc., a Delaware corporation;
Meadows I, Ltd., a Delaware corporation;
Meadows II, Ltd., a Delaware corporation;
Meadows VIII, Ltd., a Delaware corporation;
Meadows IX, Inc., a New Jersey corporation;
Meadows X, Inc., a New Jersey corporation;
Melmort Co., a Colorado corporation;
Melody Homes, Inc., a Delaware corporation;
Schuler Homes of Arizona, LLC, a Delaware limited liability company;
Schuler Homes of California, Inc., a California corporation;
Schuler Homes of Oregon, Inc., an Oregon corporation;
Schuler Homes of Washington, Inc., a Washington corporation;
Schuler Mortgage, Inc., a Delaware corporation;
Schuler Realty Hawaii, Inc., a Hawaii corporation;
SGS Communities at Grande Quay, LLC, a New Jersey limited liability company;
SHA Construction LLC, a Delaware limited liability company;
SHLR of California, Inc., a California corporation;
SHLR of Colorado, Inc., a Colorado corporation;
SHLR of Nevada, Inc., a Nevada corporation;
SHLR of Utah, Inc., a Utah corporation;
SHLR of Washington, Inc., a Washington corporation;
SRHI LLC, a Delaware limited liability company;
SSHI LLC, a Delaware limited liability company;
The Club at Pradera, Inc., a Delaware corporation;
Vertical Construction Corporation, a Delaware corporation;
Western Pacific Funding, Inc., a California corporation;
Western Pacific Housing Co., a California limited partnership;
Western Pacific Housing Management, Inc., a California corporation;
Western Pacific Housing, Inc., a Delaware corporation;
Western Pacific Housing-Antigua, LLC, a Delaware limited liability company;
Western Pacific Housing-Aviara, L.P., a California limited partnership;
Western Pacific Housing-Boardwalk, LLC, a Delaware limited liability company;
Western Pacific Housing-Broadway, LLC, a Delaware limited liability company;
Western Pacific Housing-Canyon Park, LLC, a Delaware limited liability company;
Western Pacific Housing-Carmel, LLC, a Delaware limited liability company;
Western Pacific Housing-Carrillo, LLC, a Delaware limited liability company;
Western Pacific Housing-Communications Hill, LLC, a Delaware limited liability company;

Western Pacific Housing-Copper Canyon, LLC, a Delaware limited liability company;
Western Pacific Housing-Creekside, LLC, a Delaware limited liability company;
Western Pacific Housing-Culver City, L.P. , a California limited partnership;
Western Pacific Housing-Del Valle, LLC, a Delaware limited liability company;
Western Pacific Housing-Lomas Verdes, LLC, a Delaware limited liability company;
Western Pacific Housing-Lost Hills Park, LLC, a Delaware limited liability company;
Western Pacific Housing-McGonigle Canyon, LLC, a Delaware limited liability company;
Western Pacific Housing-Mountaingate, L.P., a California limited partnership;
Western Pacific Housing-Norco Estates, LLC, a Delaware limited liability company;
Western Pacific Housing-Oso, L.P., a California limited partnership;
Western Pacific Housing-Pacific Park II, LLC, a Delaware limited liability company;
Western Pacific Housing-Park Avenue East, LLC, a Delaware limited liability company;
Western Pacific Housing-Park Avenue West, LLC, a Delaware limited liability company;
Western Pacific Housing-Playa Vista, LLC, a Delaware limited liability company;
Western Pacific Housing-Poinsettia, L.P., a California limited partnership;
Western Pacific Housing-River Ridge, LLC, a Delaware limited liability company;
Western Pacific Housing-Robinhood Ridge, LLC, a Delaware limited liability company;
Western Pacific Housing-Santa Fe, LLC, a Delaware limited liability company;
Western Pacific Housing-Scripps II, LLC, a Delaware limited liability company;
Western Pacific Housing-Scripps, L.P., a California limited partnership;
Western Pacific Housing-Seacove, L.P., a California limited partnership;
Western Pacific Housing-Studio 528, LLC, a Delaware limited liability company;
Western Pacific Housing-Terra Bay Duets, LLC, a Delaware limited liability company;
Western Pacific Housing-Torrance, LLC, a Delaware limited liability company;
Western Pacific Housing-Torrey Commercial, LLC, a Delaware limited liability company;

Western Pacific Housing-Torrey Meadows, LLC, a Delaware limited liability company;
Western Pacific Housing-Torrey Multi-Family, LLC, a Delaware limited liability company;
Western Pacific Housing-Torrey Village Center, LLC, a Delaware limited liability company;
Western Pacific Housing-Vineyard Terrace, LLC, a Delaware limited liability company;
Western Pacific Housing-Windemere, LLC, a Delaware limited liability company;
Western Pacific Housing-Windflower, L.P., a California limited partnership;
WPH-Camino Ruiz, LLC, a Delaware limited liability company;
and (ii) each of the Company’s Subsidiaries which becomes, and is not subsequently released as, a guarantor of the Notes pursuant to the provisions of the Indenture. An Unrestricted Subsidiary may become a Guarantor if it (x) is so designated by resolution of the Board of Directors of the Company and (y) executes a supplemental indenture satisfactory to the Trustee.
          “Holder” means the Person in whose name a Note is registered in the books of the Registrar for the Notes.
          “Indebtedness” of any Person means, without duplication, (i) any liability of such Person (a) for borrowed money or under any reimbursement obligation relating to a letter of credit or other similar instruments (other than standby letters of credit or similar instrument issued for the benefit of or surety, performance, completion or payment bonds, earnest money notes or similar purpose undertakings or indemnifications issued by, such Person in the ordinary course of business), (b) evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any businesses, properties or assets of any kind or with services incurred in connection with capital expenditures (other than any obligation to pay a contingent purchase price which, as of the date of incurrence thereof is not required to be recorded as a liability in accordance with GAAP), or (c) in respect of Capitalized Lease Obligations (to the extent of the capitalized amount thereof determined in accordance with GAAP), (ii) any Indebtedness of others described in clause (i) above that such Person has guaranteed to the extent of the guarantee and (iii) all Indebtedness of others described in clause (i) above secured by a Security Interest on any property of such Person, whether or not such Indebtedness is assumed by such Person; provided, that Indebtedness shall not include accounts payable, liabilities to trade creditors of such Person or other accrued expenses arising in the ordinary course of business or obligations under Currency Agreements or Interest Protection Agreements.
          “Indenture” has the meaning provided in the Recitals.

          “Intangible Assets” of the Company means all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, writeups of assets over their prior carrying value (other than write-ups which occurred prior to the Issue Date and other than, in connection with the acquisition of an asset, the write-up of the value of such asset (within one year of its acquisition) to its fair market value in accordance with GAAP) and all other items which would be treated as intangibles on the consolidated balance sheet of the Company and the Restricted Subsidiaries prepared in accordance with GAAP.
          “Interest Protection Agreement” of any Person means any interest rate swap agreement, interest rate collar agreement, option or futures contract or other similar agreement or arrangement designed to protect such Person or any of its Subsidiaries against fluctuations in interest rates with respect to Indebtedness.
          “Issue Date” means the date on which the Notes are originally issued under this Supplemental Indenture.
          “Non-Recourse Indebtedness” with respect to any Person means Indebtedness of such Person for which (i) the sole legal recourse for collection of principal and interest on such Indebtedness is against the specific property identified in the instruments evidencing or securing such Indebtedness and such property was acquired with the proceeds of such Indebtedness or such Indebtedness was incurred within 180 days after the acquisition of such property and (ii) no other assets of such Person may be realized upon in collection of principal or interest on such Indebtedness. Indebtedness which is otherwise Non-Recourse Indebtedness will not lose its character as Non-Recourse Indebtedness because there is recourse to the borrower, any guarantor or any other Person for (i) environmental warranties and indemnities, or (ii) indemnities for and liabilities arising from fraud, misrepresentation, misapplication or non-payment of rents, profits, insurance and condemnation proceeds and other sums actually received by the borrower from secured assets to be paid to the lender, waste and mechanics’ liens.
          “Notes” has the meaning provided in the Recitals.
          “Paying Agent” means the Trustee or any successor paying agent.
          “Permitted Liens” means any mortgage, pledge, lien or security interest:
     (1) incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, development obligations, progress payments, government contracts, utility services, developer’s or other obligations to make on-site or off-site improvements and other obligations of like nature (exclusive of obligations for the payment of borrowed money but including the items referred to in the parenthetical in clause (i)(a) of the definition of “Indebtedness”), in each case incurred in the ordinary course of business of the Company and the Restricted Subsidiaries,
     (2) constituting attachment or judgment liens,
     (3) securing Non-Recourse Indebtedness of the Company or any Restricted Subsidiary; provided, that it applies only to the property financed out of the net proceeds of such Non-Recourse Indebtedness within 180 days after the incurrence of such Non-Recourse Indebtedness,
     (4) securing Purchase Money Indebtedness; provided, that it applies only to the property acquired, constructed or improved with the proceeds of such Purchase Money Indebtedness within 180 days after the incurrence of such Purchase Money Indebtedness,
     (5) constituting purchase money security interests (including, without limitation, Capitalized Lease Obligations); provided, that it applies only to the property acquired and the related Indebtedness is incurred within 180 days after the acquisition of such property,
     (6) constituting the right of a lender or lenders to which the Company or a Restricted Subsidiary may be indebted to offset against, or appropriate and apply to the payment of such, Indebtedness any and all balances, credits, deposits, accounts or money of the Company or a Restricted Subsidiary with or held by such lender or lenders or its affiliates,
     (7) constituting the pledge or deposit of cash or property in conjunction with obtaining surety, performance, completion or payment bonds and letters of credit or other similar instruments or providing earnest money obligations, escrows or similar purpose undertakings or indemnifications in the ordinary course of business of the Company and its Restricted Subsidiaries, and
     (8) incurred in connection with pollution control, industrial revenue, water, sewage or any similar bonds.
          “Person” means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.
          “Purchase Money Indebtedness” means Indebtedness of the Company or any Restricted Subsidiary incurred for the purpose of financing all or any part of the purchase price, or the cost of construction or improvement, of any property to be used in the ordinary course of business by the Company and the Restricted Subsidiaries; provided, however, that

(i) the aggregate principal amount of such Indebtedness shall not exceed such purchase price or cost and (ii) such Indebtedness shall be incurred no later than 90 days after the acquisition of such property or completion of such construction or improvement.
          “Reference Treasury Dealer” means (a) UBS Securities LLC (or any of its affiliates which are Primary Treasury Dealers), and their respective successors; provided, however that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in the United States of America (a “Primary Treasury Dealer”), the Company will substitute therefor another Primary Treasury Dealer, and (b) any other Primary Treasury Dealer(s) selected by the Company.
          “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such redemption date.
          “Registrar” means American Stock Transfer & Trust Company or any successor registrar of the Notes.
          “Remaining Scheduled Payments” means, with respect to any Note, the remaining scheduled payments of the principal thereof to be redeemed and interest thereon that would be due after the related redemption date but for such redemption; provided however that if such redemption date is not an Interest Payment Date with respect to such Note, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such redemption.
          “Restricted Subsidiary” means any Subsidiary of the Company which is not an Unrestricted Subsidiary.
          “Sale and Leaseback Transaction” means a sale or transfer made by the Company or a Restricted Subsidiary (except a sale or transfer made to the Company or another Restricted Subsidiary) of any property which is either (a) a manufacturing facility, project club house, amenity center and common area, office building, warehouse or distribution facility whose book value equals or exceeds 1% of Consolidated Adjusted Tangible Assets as of the date of determination or (b) another property which exceeds 5% of Consolidated Adjusted Tangible Assets as of the date of determination, if such sale or transfer is made with the agreement, commitment or intention of leasing such property to the Company or a Restricted Subsidiary.
          “Secured Debt” means any Indebtedness which is secured by (a) a Security Interest in any property of the Company or a Restricted Subsidiary or (b) a Security Interest in Capital Stock owned directly or indirectly by the Company or a Restricted Subsidiary in a corporation or other entity (other than an Unrestricted Subsidiary) or in the rights of the Company or a Restricted Subsidiary in respect of Indebtedness of a corporation or other entity (other than an Unrestricted Subsidiary) in which the Company or a Restricted Subsidiary owns Capital Stock. The securing in the foregoing manner of any such Indebtedness which immediately prior thereto was not Secured Debt shall be deemed to be the creation of Secured Debt at the time security is given.
          “Security Interest” means any mortgage, pledge, lien, or other security interest which secures the payment or performance of an obligation.
          “Senior Indebtedness” means the principal of (and premium, if any, on) and interest on (including interest accruing after the occurrence of an event of default or after the filing of a petition initiating any proceeding pursuant to any Bankruptcy Law whether or not such interest is an allowable claim in any such proceeding) and other amounts due on or in connection with any Indebtedness, whether outstanding on the date hereof or hereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the debt securities under the Indenture. Notwithstanding the foregoing, “Senior Indebtedness” shall not include (1) Indebtedness that is expressly subordinated in right of payment to any Senior Indebtedness, (2) Indebtedness that by operation of law is subordinate to any of general unsecured obligations, (3) Indebtedness to any Subsidiary or (4) Indebtedness incurred in violation of the restrictions described under “Restrictions on Secured Debt” and “Restrictions on Sale and Leaseback Transactions.”
          “Significant Subsidiary” means any Subsidiary of the Company which would constitute a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X under the Securities Act and the Exchange Act.
          “Subsidiary” of any Person means any corporation or other entity of which a majority of the Capital Stock having ordinary voting power to elect a majority of the Board of Directors or other persons performing similar functions is at the time directly or indirectly owned or controlled by such Person.
          “Successor” has the meaning set forth in Section 5.01.
          “Supplemental Indenture” has the meaning provided in the Preamble.
          “Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

          “Trustee” means the party named as such above until a successor replaces such party in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.
          “Unrestricted Subsidiary” means any Subsidiary of the Company (1) that is engaged in (a) mortgage banking (including mortgage origination, loan servicing, mortgage brokerage and related businesses), master servicing or related activities, including, without limitation, a Subsidiary which facilitates the financing of mortgage loans and mortgage-backed securities and the securitization of mortgage-backed bonds and other related activities or (b) title insurance, title agency, escrow or related businesses; (2) that is engaged in the insurance business; or (3) that does not guarantee the Indebtedness (other than the Notes) outstanding under any of the Credit Facilities, the Indenture, dated as of June 9, 1997, among the Company, the guarantors named therein and the Trustee (as amended or supplemented from time to time) or the Indenture, dated as of September 11, 2000, among the Company, the guarantors named therein and American Stock Transfer & Trust Company (as amended or supplemented from time to time).
ARTICLE THREE
Section 3.01. Right of Redemption.
          Redemption of Notes, as permitted by any provision of this Indenture, shall be made in accordance with such provision, Article Three of this Supplemental Indenture and paragraph 5 of the Notes.
          The Notes may be redeemed at the election of the Company, in whole at any time or in part from time to time, on at least 30 but not more than 60 days’ prior notice, at a Redemption Price equal to the greater of the following amounts: (i) 100% of their principal amount; or (ii) the present value of the Remaining Scheduled Payments on the Notes being redeemed on the Redemption Date, discounted to the Redemption Date, on a semiannual basis, at the Treasury Rate plus 20 basis points (0.20%), plus, in each case, accrued and unpaid interest, if any, on the Notes to the Redemption Date. In determining the Redemption Price and accrued interest, interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.
          If money sufficient to pay the redemption price of and accrued interest on the Notes to be redeemed is deposited with the Trustee on or before the Redemption Date, on and after the Redemption Date interest will cease to accrue on the Notes (or such portions thereof) called for redemption and the Notes will cease to be outstanding.

ARTICLE FOUR
Covenants
Section 4.01. Restrictions on Secured Debt.
          The Company will not, and will not cause or permit any Restricted Subsidiary to, create, incur, assume or guarantee any Secured Debt unless the Notes will be secured equally and ratably with (or prior to) such Secured Debt, with certain exceptions. This restriction does not prohibit the creation, incurrence, assumption or guarantee of:
     (1) Secured Debt which is secured by Security Interests on model homes, homes held for sale, homes that are under construction or under contract for sale, contracts for the sale of homes, land (improved or unimproved), contracts for the sale of land, project club houses, amenity centers and common areas, manufacturing plants, warehouses, distribution facilities or office buildings and fixtures and equipment located thereat or thereon or leasehold or other interests therein;
     (2) Secured Debt which is secured by a Security Interest on property at the time of its acquisition by the Company or a Restricted Subsidiary, which Security Interest secures obligations assumed by the Company or a Restricted Subsidiary, or on the property of a corporation or other entity at the time it is merged into or consolidated with the Company or a Restricted Subsidiary (other than Secured Debt created in contemplation of the acquisition of such property or the consummation of such a merger or consolidation or where the Security Interest attaches to or affects the property of the Company or a Restricted Subsidiary prior to such transaction);
     (3) Secured Debt which is secured by Security Interests arising from conditional sales agreements or title retention agreements with respect to property acquired by the Company or a Restricted Subsidiary;
     (4) Secured Debt which is secured by Security Interests securing Indebtedness of a Restricted Subsidiary owing to the Company or to another Restricted Subsidiary; and
     (5) (x) Indebtedness secured by a Permitted Lien or (y) Indebtedness that is not Secured Debt or restrict the ability of any Unrestricted Subsidiary to create, incur, assume or guarantee any secured or unsecured Indebtedness.
Additionally, such permitted Secured Debt includes any amendment, restatement, supplement, renewal, replacement, extension, refinancing or refunding, in whole or in part, of Secured

Debt permitted at the time of the original creation, incurrence, assumption or guarantee thereof.
          In addition, the Company and its Restricted Subsidiaries may create, incur, assume or guarantee Secured Debt, without equally or ratably securing the Notes, if immediately thereafter the sum of (1) the aggregate principal amount of all Secured Debt outstanding (excluding Secured Debt permitted under clauses (1) through (5) above and any Secured Debt in relation to which the Notes have been secured equally and ratably (or prior to)) and (2) all Attributable Debt in respect of Sale and Leaseback Transactions (excluding Attributable Debt in respect of Sale and Leaseback Transactions satisfying the conditions set forth in clauses (1), (2) and (3) under Section 4.02) as of the date of determination would not exceed 20% of Consolidated Adjusted Tangible Assets.
Section 4.02. Restrictions on Sale and Leaseback Transactions.
          The Company will not, and will not cause or permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction, unless:
     (1) notice is promptly given to the Trustee of the Sale and Leaseback Transaction;
     (2) fair value is received by the Company or a Restricted Subsidiary for the property sold (as determined in good faith pursuant to a resolution of the Board of Directors of the Company delivered to the Trustee); and
     (3) the Company or a Restricted Subsidiary, within 365 days after the completion of the Sale and Leaseback Transaction, applies an amount equal to the net proceeds therefrom either:
•	to the redemption, repayment or retirement of debt securities of any series under the Indenture (including the cancellation by the Trustee of any debt securities of any series delivered by the Company to the Trustee) or Senior Indebtedness of the Company or any Guarantor, or

•	to the purchase by the Company or a Restricted Subsidiary of property substantially similar to the property sold or transferred.
In addition, the Company and its Restricted Subsidiaries may enter into a Sale and Leaseback Transaction if immediately thereafter the sum of (1) the aggregate principal amount of all Secured Debt outstanding (excluding Secured Debt permitted under clauses (1) through (5) described in Section 4.01 above or Secured Debt in relation to which the Notes have been secured equally and ratably (or prior to)) and (2) all Attributable Debt in respect of Sale and Leaseback Transactions (excluding Attributable Debt in respect of Sale and Leaseback Trans-

actions satisfying the conditions set forth in clauses (1), (2) and (3) above) as of the date of determination would not exceed 20% of Consolidated Adjusted Tangible Assets.
ARTICLE FIVE
Successor Corporation
          Article Five of the Indenture is replaced with the following in its entirety:
Section 5.01. Limitations on Mergers, Consolidations and Sales of Assets.
          Neither the Company nor any Guarantor will consolidate or merge with or into, or sell, lease, convey or otherwise dispose of all or substantially all of its assets (including, without limitation, by way of liquidation or dissolution), or assign any of its obligations under the Notes, the Guarantees or this Indenture (as an entirety or substantially in one transaction or in a series of related transactions), to any Person (in each case other than in a transaction in which the Company or a Restricted Subsidiary is the survivor of a consolidation or merger, or the transferee in a sale, lease, conveyance or other disposition) unless:
     (1) the Person formed by or surviving such consolidation or merger (if other than the Company or the Guarantor, as the case may be), or to which such sale, lease, conveyance or other disposition or assignment will be made (collectively, the “Successor”), is a corporation or other legal entity organized and existing under the laws of the United States or any state thereof or the District of Columbia, and the Successor assumes by supplemental indenture in a form reasonably satisfactory to the Trustee all of the obligations of the Company or the Guarantor, as the case may be, under the Notes or a Guarantee, as the case may be, and the Indenture, and
     (2) immediately after giving effect to such transaction, no Default or Event of Default has occurred and is continuing.
     The foregoing provisions shall not apply to:
(a)	a transaction involving the sale or disposition of Capital Stock of a Guarantor, or the consolidation or merger of a Guarantor, or the sale, lease, conveyance or other disposition of all or substantially all of the assets of a Guarantor, that in any such case results in such Guarantor being released from its Guarantee pursuant to the Indenture, or

(b)	a transaction the purpose of which is to change the state of incorporation of the Company or any Guarantor.

          Upon any such consolidation, merger, sale, lease, conveyance or other disposition or assignment, the successor corporation will be substituted for the Company or the relevant Guarantor under the Indenture. The Successor may then exercise every power and right of the Company or the relevant Guarantor under the Indenture, and the Company or the relevant Guarantor will be released from all of its liabilities and obligations in respect of the Notes and the Indenture. If the Company or a Guarantor leases all or substantially all of its assets, the lessee corporation will be the Successor to the Company or such Guarantor and may exercise every power and right of the Company or such Guarantor under the Indenture, but the Company or such Guarantor will not be released from its obligations to pay the principal of and premium, if any, and interest, if any, on the Notes.
ARTICLE SIX
Defaults and Remedies
          Section 6.01 and Section 6.02 of the Indenture are replaced with the following in its entirety:
Section 6.01. Events of Default.
          The following are Events of Default under this Indenture:
     (1) the failure by the Company to pay interest on any Note when the same becomes due and payable and the continuance of any such failure for a period of 30 days;
     (2) the failure by the Company to pay the principal or premium of any Note when the same becomes due and payable at maturity, upon acceleration or otherwise;
     (3) the failure by the Company or any Restricted Subsidiary to comply with any of its agreements or covenants in, or provisions of, the Notes, the Guarantees or the Indenture and such failure continues for the period and after the notice specified below (except in the case of a default under Section 5.01 which will constitute an Event of Default with notice but without passage of time);
     (4) the acceleration of any Indebtedness (other than Non-Recourse Indebtedness) of the Company or any Restricted Subsidiary that has an outstanding principal amount of $50 million or more, individually or in the aggregate, and such acceleration does not cease to exist, or such Indebtedness is not satisfied, in either case within 30 days after such acceleration;

     (5) the failure by the Company or any Restricted Subsidiary to make any principal or interest payment in an amount of $50 million or more, individually or in the aggregate, in respect of Indebtedness (other than Non-Recourse Indebtedness) of the Company or any Restricted Subsidiary within 30 days of such principal or interest becoming due and payable (after giving effect to any applicable grace period set forth in the documents governing such Indebtedness);
     (6) the Company or any Restricted Subsidiary that is a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:
(A)	commences a voluntary case,

(B)	consents to the entry of an order for relief against it in an involuntary case,

(C)	consents to the appointment of a Custodian of it or for all or substantially all of its property, or

(D)	makes a general assignment for the benefit of its creditors;
     (7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
(A)	is for relief against the Company or any Restricted Subsidiary that is a Significant Subsidiary as debtor in an involuntary case,

(B)	appoints a Custodian of the Company or any Restricted Subsidiary that is a Significant Subsidiary or a Custodian for all or substantially all of the property of the Company or any Restricted Subsidiary that is a Significant Subsidiary, or

(C)	orders the liquidation of the Company or any Restricted Subsidiary that is a Significant Subsidiary, and the order or decree remains unstayed and in effect for 60 days; or
     (8) any Guarantee of a Guarantor which is a Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Guarantee and the Indenture) or is declared null and void and unenforceable or found to be invalid or any Guarantor denies its liability under its Guarantee (other than by reason of release of a Guarantor from its Guarantee in accordance with the terms of the Indenture and the Guarantee).

          A Default as described in subclause (3) above will not be deemed an Event of Default until the Trustee notifies the Company, or the Holders of at least 25 percent in principal amount of the then outstanding Notes notify the Company and the Trustee, of the Default and (except in the case of a default with respect to the covenant described under Section 5.01) the Company does not cure the Default within 60 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default.” If such a Default is cured within such time period, it ceases.
Section 6.02. Acceleration.
          If an Event of Default (other than an Event of Default with respect to the Company resulting from subclauses (6) or (7) above), shall have occurred and be continuing under the Indenture, the Trustee by notice to the Company, or the Holders of at least 25 percent in principal amount of the Notes then outstanding by notice to the Company and the Trustee, may declare all Notes to be due and payable immediately. Upon such declaration of acceleration, the amounts due and payable on the Notes will be due and payable immediately. If an Event of Default with respect to the Company specified in subclauses (6) or (7) above occurs, such an amount will ipso facto become and be immediately due and payable without any declaration, notice or other act on the part of the Trustee and the Company or any Holder.
          The Holders of a majority in principal amount of the Notes then outstanding by written notice to the Trustee and the Company may waive any Default or Event of Default (other than any Default or Event of Default in payment of principal or interest) on the Notes under the Indenture. Holders of a majority in principal amount of the then outstanding Notes may rescind an acceleration and its consequence (except an acceleration due to nonpayment of principal or interest on the Notes) if the rescission would not conflict with any judgment or decree and if all existing Events of Default (other than the non-payment of accelerated principal) have been cured or waived. No such rescission shall extend to or shall affect any subsequent Event of Default, or shall impair any right or power consequent thereon.
ARTICLE SEVEN
Miscellaneous
Section 7.01. Governing Law.
          The laws of the State of New York shall govern this Supplemental Indenture, the Securities of each Series and the Guarantees.

Section 7.02. No Adverse Interpretation of Other Agreements.
          This Supplemental Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Supplemental Indenture.
Section 7.03. No Recourse Against Others.
          All liability described in paragraph 12 of the Notes of any director, officer, employee or stockholder, as such, of the Company or any Guarantor is waived and released.
Section 7.04. Successors and Assigns.
          All covenants and agreements of the Company and the Guarantors in this Supplemental Indenture and the Notes shall bind its successors and assigns. All agreements of the Trustee in this Supplemental Indenture shall bind its successors and assigns.
Section 7.05. Duplicate Originals.
          The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
Section 7.06. Severability.
          In case any one or more of the provisions contained in this Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Supplemental Indenture or of the Notes.

SIGNATURES
         IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

D.R. HORTON, INC.
By:	/s/ BILL W. WHEAT
Bill W. Wheat
Executive Vice President and Chief Financial Officer

GUARANTORS:
C. RICHARD DOBSON BUILDERS, INC.
CHI CONSTRUCTION COMPANY
CHTEX OF TEXAS, INC.
CONTINENTAL HOMES, INC.
CONTINENTAL RESIDENTIAL, INC.
D.R. HORTON, INC. — BIRMINGHAM
D.R. HORTON, INC. — CHICAGO
D.R. HORTON, INC. – DENVER
D.R. HORTON, INC. — DIETZ-CRANE
D.R. HORTON, INC. – FRESNO
D.R. HORTON, INC. — GREENSBORO
D.R. HORTON, INC. – GULF COAST
D.R. HORTON, INC. — JACKSONVILLE
D.R. HORTON, INC. — LOUISVILLE
D.R. HORTON, INC. — MINNESOTA
D.R. HORTON, INC. — NEW JERSEY
D.R. HORTON, INC. — PORTLAND
D.R. HORTON, INC. — SACRAMENTO
D.R. HORTON, INC. — TORREY
D.R. HORTON LOS ANGELES HOLDING COMPANY, INC.
D.R. HORTON MATERIALS, INC.
D.R. HORTON ORANGE COUNTY, INC.
D.R. HORTON SAN DIEGO HOLDING COMPANY, INC.
DRH CAMBRIDGE HOMES, INC.
DRH CONSTRUCTION, INC.
DRH ENERGY, INC.
DRH REGREM X, INC.
DRH REGREM XI, INC.
DRH SOUTHWEST CONSTRUCTION, INC.
DRH TUCSON CONSTRUCTION, INC.
DRHI, INC.
KDB HOMES, INC.
MEADOWS I, LTD.
MEADOWS VIII, LTD.
MEADOWS IX, INC.
MEADOWS X, INC.
MELMORT CO.
MELODY HOMES, INC.
SCHULER HOMES OF CALIFORNIA, INC.
SCHULER HOMES OF OREGON, INC.
SCHULER HOMES OF WASHINGTON, INC.
SCHULER MORTGAGE, INC.
SCHULER REALTY HAWAII, INC.
SHLR OF CALIFORNIA, INC.
SHLR OF COLORADO, INC.
SHLR OF NEVADA, INC.
SHLR OF UTAH, INC.
SHLR OF WASHINGTON, INC.
VERTICAL CONSTRUCTION CORPORATION
WESTERN PACIFIC FUNDING, INC.
WESTERN PACIFIC HOUSING, INC.
WESTERN PACIFIC HOUSING MANAGEMENT, INC.

By:	/s/ BILL W. WHEAT
Bill W. Wheat
Executive Vice President and Chief Financial Officer

CH INVESTMENTS OF TEXAS, INC.
MEADOWS II, LTD.
THE CLUB AT PRADERA, INC.

By:	/s/ ROBERT E. COLTIN
Robert E. Coltin
Vice President

CONTINENTAL HOMES OF TEXAS, L.P.

By: CHTEX of Texas, Inc., its General Partner

By:	/s/ BILL W. WHEAT

Bill W. Wheat
Executive Vice President and Chief Financial Officer

D.R. HORTON MANAGEMENT COMPANY, LTD.
D.R. HORTON — EMERALD, LTD.
D.R. HORTON — TEXAS, LTD.
DRH REGREM VII, LP
DRH REGREM XII, LP

By: Meadows I, Ltd., its General Partner

By:	/s/ BILL W. WHEAT

Bill W. Wheat
Executive Vice President and Chief Financial Officer

SGS COMMUNITIES AT GRANDE QUAY, LLC

By: Meadows IX, Inc., a Member

By:	/s/ BILL W. WHEAT

Bill W. Wheat
Executive Vice President and Chief Financial Officer

and

By: Meadows X, Inc., a Member

By:	/s/ BILL W. WHEAT

Bill W. Wheat
Executive Vice President and Chief Financial Officer

DRH CAMBRIDGE HOMES, LLC
DRH REGREM VIII, LLC

By: D.R. Horton, Inc. — Chicago, its Member

By:	/s/ BILL W. WHEAT

Bill W. Wheat
Executive Vice President and Chief Financial Officer

HPH HOMEBUILDERS 2000 L.P.
WESTERN PACIFIC HOUSING CO., A CALIFORNIA LIMITED PARTNERSHIP
WESTERN PACIFIC HOUSING-ANTIGUA, LLC
WESTERN PACIFIC HOUSING-AVIARA, L.P.
WESTERN PACIFIC HOUSING-BOARDWALK, LLC
WESTERN PACIFIC HOUSING-BROADWAY, LLC
WESTERN PACIFIC HOUSING-CANYON PARK, LLC
WESTERN PACIFIC HOUSING-CARMEL, LLC
WESTERN PACIFIC HOUSING-CARRILLO, LLC
WESTERN PACIFIC HOUSING-COMMUNICATIONS HILL, LLC
WESTERN PACIFIC HOUSING-COPPER CANYON, LLC
WESTERN PACIFIC HOUSING-CREEKSIDE, LLC
WESTERN PACIFIC HOUSING-CULVER CITY, L.P.
WESTERN PACIFIC HOUSING-DEL VALLE, LLC
WESTERN PACIFIC HOUSING-LOMAS VERDES, LLC
WESTERN PACIFIC HOUSING-LOST HILLS PARK, LLC
WESTERN PACIFIC HOUSING-MCGONIGLE CANYON, LLC
WESTERN PACIFIC HOUSING-MOUNTAINGATE, L.P.
WESTERN PACIFIC HOUSING-NORCO ESTATES, LLC
WESTERN PACIFIC HOUSING-OSO, L.P.
WESTERN PACIFIC HOUSING-PACIFIC PARK II, LLC
WESTERN PACIFIC HOUSING-PARK AVENUE EAST, LLC
WESTERN PACIFIC HOUSING-PARK AVENUE WEST, LLC
WESTERN PACIFIC HOUSING-PLAYA VISTA, LLC
WESTERN PACIFIC HOUSING-POINSETTIA, L.P.
WESTERN PACIFIC HOUSING-RIVER RIDGE, LLC
WESTERN PACIFIC HOUSING-ROBINHOOD RIDGE, LLC
WESTERN PACIFIC HOUSING-SANTA FE, LLC
WESTERN PACIFIC HOUSING-SCRIPPS, L.P.
WESTERN PACIFIC HOUSING-SCRIPPS II, LLC
WESTERN PACIFIC HOUSING-SEACOVE, L.P.
WESTERN PACIFIC HOUSING-STUDIO 528, LLC
WESTERN PACIFIC HOUSING-TERRA BAY DUETS, LLC
WESTERN PACIFIC HOUSING-TORRANCE, LLC
WESTERN PACIFIC HOUSING-TORREY COMMERCIAL, LLC
WESTERN PACIFIC HOUSING-TORREY MEADOWS, LLC
WESTERN PACIFIC HOUSING-TORREY MULTI-FAMILY, LLC
WESTERN PACIFIC HOUSING-TORREY VILLAGE CENTER, LLC
WESTERN PACIFIC HOUSING-VINEYARD TERRACE, LLC
WESTERN PACIFIC HOUSING-WINDEMERE, LLC
WESTERN PACIFIC HOUSING-WINDFLOWER, L.P.
WPH-CAMINO RUIZ, LLC

By: Western Pacific Housing Management, Inc.,
its Manager, Member or General Partner

By:	/s/ BILL W. WHEAT

Bill W. Wheat
Executive Vice President and Chief Financial Officer

SCHULER HOMES OF ARIZONA LLC
SHA CONSTRUCTION LLC

By:	SRHI LLC, its Member

	By:		SHLR of Nevada, Inc. its Member

		By:	/s/ BILL W. WHEAT

Bill W. Wheat
Executive Vice President and Chief Financial Officer

D.R. HORTON-SCHULER HOMES, LLC

By:	Vertical Construction Corporation, its Manager

	By:		/s/ BILL W. WHEAT

Bill W. Wheat
Executive Vice President and Chief Financial Officer

SRHI LLC

By:	SHLR of Nevada, Inc., its Member

	By:		/s/ BILL W. WHEAT

Bill W. Wheat
Executive Vice President and Chief Financial Officer

SSHI LLC

By:	SHLR of Washington, Inc., its Member

	By:		/s/ BILL W. WHEAT

Bill W. Wheat
Executive Vice President and Chief Financial Officer

AMERICAN STOCK TRANSFER & TRUST COMPANY, as
Trustee

By:	/s/ HERBERT J. LEMMER
Herbert J. Lemmer
Vice President

Exhibit A
     THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.
     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

D.R. HORTON, INC.
6.0% SENIOR NOTES DUE 2011

No.	CUSIP No.: 23331AAY5
D.R. Horton, Inc., a Delaware corporation, promises to pay to or registered assigns
the principal sum of	Dollars on April 15, 2011
Interest Payment Dates: April 15 and October 15 commencing October 15, 2006
Interest Record Dates: April 1 and October 1

Dated:

D.R. HORTON, INC.

By:

Name:
Title:

By:

Name:
Title:

American Stock Transfer & Trust Company, as Trustee, certifies that this is one of the Securities referred to in the within mentioned Indenture.

Date:

By:

Authorized Signatory

D.R. HORTON, INC.
6.0% Senior Notes due 2011
1. Interest.
     D.R. HORTON, INC. (the “Company”), a Delaware corporation, promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semiannually on April 15 and October 15 of each year, commencing October 15, 2006, until the principal is paid or made available for payment. Interest on the Securities will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid, from the date of original issuance, provided that, if there is no existing default in the payment of interest, and if this Security is authenticated between a record date referred to on the face hereof and the next succeeding interest payment date, interest shall accrue from such interest payment date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.
2. Method of Payment.
     The Company will pay interest on the Securities (except defaulted interest, if any, which will be paid on such special payment date to Holders of record on such special record date as may be fixed by the Company) to the persons who are registered Holders of Securities at the close of business on the April 1 and October 1 immediately preceding the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.
3. Paying Agent and Registrar.
     Initially, American Stock Transfer & Trust Company (the “Trustee”) will act as Paying Agent and Registrar. The Company may change or appoint any Paying Agent, Registrar or co-Registrar without notice. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Registrar or co-registrar.
4. Indenture.
     The Company issued the Securities under an Indenture dated as of June 9, 1997 among the Company, the Guarantors and the Trustee, as supplemented (the “Indenture”). The terms of the Securities and the Guarantees include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 as in effect on the date of the Indenture. The Securities and the Guarantees are subject to all such terms, and Holders are referred to the Indenture and the Act for a statement of them. Capitalized terms not defined herein have the meanings given to those terms in the Indenture.
     The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and the applicable Authorizing Resolution or supplemental indenture. Requests may be made to: D.R. Horton, Inc., 301 Commerce St., Suite 500, Fort Worth, Texas 76102, Attention: Chief Financial Officer.
5. Optional Redemption

     The Notes will be redeemable at the option of the Company, in whole at any time or in part from time to time, on at least 30 but not more than 60 days’ prior notice, at a Redemption Price equal to the greater of the following amounts: (i) 100% of their principal amount; or (ii) the present value of the Remaining Scheduled Payments on the Notes being redeemed on the Redemption Date, discounted to the Redemption Date, on a semiannual basis, at the Treasury Rate plus 20 basis points (0.20%), plus, in each case, accrued and unpaid interest on the Notes to the Redemption Date. In determining the Redemption Price and accrued interest, interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.
     Selection of the Securities or portions thereof for redemption pursuant to the foregoing shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of The Depository Trust Company), unless such method is otherwise prohibited. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Securities are to be redeemed at the registered address of such Holder. Securities in denominations larger than $1,000 may be redeemed in part. On and after the redemption date, interest ceases to accrue on the Securities or portions thereof called for redemption, provided that if the Company shall default in the payment of such Securities at the redemption price together with accrued interest, interest shall continue to accrue at the rate borne by the Securities.
6. Denominations, Transfer, Exchange.
     The Securities are in registered form only without coupons in denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Securities by presentation of such Securities to the Registrar or a co-Registrar with a request to register the transfer or to exchange them for an equal principal amount of Securities of other denominations. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Security selected for redemption, except the unredeemed part thereof if the Security is redeemed in part, or transfer or exchange any Securities for a period of 15 days before a selection of Securities to be redeemed.
7. Persons Deemed Owners.
     The registered Holder of this Security shall be treated as the owner of it for all purposes.
8. Unclaimed Money.
     If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment unless an abandoned property law designates another person.
9. Amendment, Supplement, Waiver.
     Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the outstanding Securities and any past default or compliance with any provision relating to the Securities may be waived in a particular instance with the consent of the Holders of a majority in principal amount of the outstanding Securities. Without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Securities to cure any ambiguity, defect or inconsistency, to provide for uncertificated Securities in addition to or in place of certificated Securities, to create a Series and establish its terms, to remove a Guarantor which, in accordance with the terms of the Indenture, ceases to be liable in respect of its Guarantee, or to make any other change, provided such action does not adversely affect the rights of any Holder.
10. Successor Corporation.
     When a successor corporation assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor corporation will be released from those obligations.
11. Trustee Dealings With Company.
     American Stock Transfer & Trust Company, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its affiliates, and may otherwise deal with the Company or its affiliates, as if it were not Trustee.
12. No Recourse Against Others.
     A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.
13. Discharge of Indenture.
     The Indenture contains certain provisions pertaining to defeasance, which provisions shall for all purposes have the same effect as if set forth herein.
14. Authentication.
     This Security shall not be valid until the Trustee signs the certificate of authentication on the other side of this Security.
15. Abbreviations.
     Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gift to Minors Act).

ASSIGNMENT FORM
If you the Holder want to assign this Security, fill in the form below:
I or we assign and transfer this Security to

(Insert assignee’s social security or tax ID number)

(Print or type assignee’s name, address, and zip code)
and irrevocably appoint

agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your signature:

(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:

Signature must be guaranteed by participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

[FORM OF NOTATION ON SECURITY RELATING TO GUARANTEE]
GUARANTEE
     The undersigned (the “Guarantors”) have unconditionally guaranteed, jointly and severally (such guarantee by each Guarantor being referred to herein as the “Guarantee”) (i) the due and punctual payment of the principal of and interest on the Securities, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and interest, if any, on the Securities, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms set forth in Article Nine of the Indenture and (ii) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.
     No past, present or future stockholder, officer, director, employee or incorporator, as such, of any of the Guarantors shall have any liability under the Guarantee by reason of such person’s status as stockholder, officer, director, employee or incorporator. Each holder of a Security by accepting a Security waives and releases all such liability. This waiver and release are part of the consideration for the issuance of the Guarantees.
     Each holder of a Security by accepting a Security agrees that any Guarantor named below shall have no further liability with respect to its Guarantee if such Guarantor otherwise ceases to be liable in respect of its Guarantee in accordance with the terms of the Indenture.

The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Securities upon which the Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.
GUARANTORS:
C. RICHARD DOBSON BUILDERS, INC.
CHI CONSTRUCTION COMPANY
CHTEX OF TEXAS, INC.
CONTINENTAL HOMES, INC.
CONTINENTAL RESIDENTIAL, INC.
D.R. HORTON, INC. — BIRMINGHAM
D.R. HORTON, INC. — CHICAGO
D.R. HORTON, INC. – DENVER
D.R. HORTON, INC. — DIETZ-CRANE
D.R. HORTON, INC. – FRESNO
D.R. HORTON, INC. — GREENSBORO
D.R. HORTON, INC. – GULF COAST
D.R. HORTON, INC. — JACKSONVILLE
D.R. HORTON, INC. — LOUISVILLE
D.R. HORTON, INC. — MINNESOTA
D.R. HORTON, INC. — NEW JERSEY
D.R. HORTON, INC. — PORTLAND
D.R. HORTON, INC. — SACRAMENTO
D.R. HORTON, INC. — TORREY
D.R. HORTON LOS ANGELES HOLDING COMPANY, INC.
D.R. HORTON MATERIALS, INC.
D.R. HORTON ORANGE COUNTY, INC.
D.R. HORTON SAN DIEGO HOLDING COMPANY, INC.
DRH CAMBRIDGE HOMES, INC.
DRH CONSTRUCTION, INC.
DRH ENERGY, INC.
DRH REGREM X, INC.
DRH REGREM XI, INC.
DRH SOUTHWEST CONSTRUCTION, INC.
DRH TUCSON CONSTRUCTION, INC.
DRHI, INC.
KDB HOMES, INC.
MEADOWS I, LTD.
MEADOWS VIII, LTD.
MEADOWS IX, INC.
MEADOWS X, INC.
MELMORT CO.
MELODY HOMES, INC.
SCHULER HOMES OF CALIFORNIA, INC.
SCHULER HOMES OF OREGON, INC.
SCHULER HOMES OF WASHINGTON, INC.
SCHULER MORTGAGE, INC.
SCHULER REALTY HAWAII, INC.
SHLR OF CALIFORNIA, INC.
SHLR OF COLORADO, INC.
SHLR OF NEVADA, INC.
SHLR OF UTAH, INC.
SHLR OF WASHINGTON, INC.
VERTICAL CONSTRUCTION CORPORATION
WESTERN PACIFIC FUNDING, INC.
WESTERN PACIFIC HOUSING, INC.
WESTERN PACIFIC HOUSING MANAGEMENT, INC.

By:
Bill W. Wheat
Executive Vice President and Chief Financial Officer

CH INVESTMENTS OF TEXAS, INC.
MEADOWS II, LTD.
THE CLUB AT PRADERA, INC.

By:
Robert E. Coltin
Vice President

CONTINENTAL HOMES OF TEXAS, L.P.

By: CHTEX of Texas, Inc., its General Partner

By:

Bill W. Wheat
Executive Vice President and Chief Financial Officer

D.R. HORTON MANAGEMENT COMPANY, LTD.
D.R. HORTON — EMERALD, LTD.
D.R. HORTON — TEXAS, LTD.
DRH REGREM VII, LP
DRH REGREM XII, LP

By: Meadows I, Ltd., its General Partner

By:

Bill W. Wheat
Executive Vice President and Chief Financial Officer

SGS COMMUNITIES AT GRANDE QUAY, LLC

By: Meadows IX, Inc., a Member

By:

Bill W. Wheat
Executive Vice President and Chief Financial Officer

and

By: Meadows X, Inc., a Member

By:

Bill W. Wheat
Executive Vice President and Chief Financial Officer

DRH CAMBRIDGE HOMES, LLC
DRH REGREM VIII, LLC

By: D.R. Horton, Inc. — Chicago, its Member

By:

Bill W. Wheat
Executive Vice President and Chief Financial Officer

HPH HOMEBUILDERS 2000 L.P.
WESTERN PACIFIC HOUSING CO., A CALIFORNIA LIMITED PARTNERSHIP
WESTERN PACIFIC HOUSING-ANTIGUA, LLC
WESTERN PACIFIC HOUSING-AVIARA, L.P.
WESTERN PACIFIC HOUSING-BOARDWALK, LLC
WESTERN PACIFIC HOUSING-BROADWAY, LLC
WESTERN PACIFIC HOUSING-CANYON PARK, LLC
WESTERN PACIFIC HOUSING-CARMEL, LLC
WESTERN PACIFIC HOUSING-CARRILLO, LLC
WESTERN PACIFIC HOUSING-COMMUNICATIONS HILL, LLC
WESTERN PACIFIC HOUSING-COPPER CANYON, LLC
WESTERN PACIFIC HOUSING-CREEKSIDE, LLC
WESTERN PACIFIC HOUSING-CULVER CITY, L.P.
WESTERN PACIFIC HOUSING-DEL VALLE, LLC
WESTERN PACIFIC HOUSING-LOMAS VERDES, LLC
WESTERN PACIFIC HOUSING-LOST HILLS PARK, LLC
WESTERN PACIFIC HOUSING-MCGONIGLE CANYON, LLC
WESTERN PACIFIC HOUSING-MOUNTAINGATE, L.P.
WESTERN PACIFIC HOUSING-NORCO ESTATES, LLC
WESTERN PACIFIC HOUSING-OSO, L.P.
WESTERN PACIFIC HOUSING-PACIFIC PARK II, LLC
WESTERN PACIFIC HOUSING-PARK AVENUE EAST, LLC
WESTERN PACIFIC HOUSING-PARK AVENUE WEST, LLC
WESTERN PACIFIC HOUSING-PLAYA VISTA, LLC
WESTERN PACIFIC HOUSING-POINSETTIA, L.P.
WESTERN PACIFIC HOUSING-RIVER RIDGE, LLC
WESTERN PACIFIC HOUSING-ROBINHOOD RIDGE, LLC
WESTERN PACIFIC HOUSING-SANTA FE, LLC
WESTERN PACIFIC HOUSING-SCRIPPS, L.P.
WESTERN PACIFIC HOUSING-SCRIPPS II, LLC
WESTERN PACIFIC HOUSING-SEACOVE, L.P.
WESTERN PACIFIC HOUSING-STUDIO 528, LLC
WESTERN PACIFIC HOUSING-TERRA BAY DUETS, LLC
WESTERN PACIFIC HOUSING-TORRANCE, LLC
WESTERN PACIFIC HOUSING-TORREY COMMERCIAL, LLC
WESTERN PACIFIC HOUSING-TORREY MEADOWS, LLC
WESTERN PACIFIC HOUSING-TORREY MULTI-FAMILY, LLC
WESTERN PACIFIC HOUSING-TORREY VILLAGE CENTER, LLC
WESTERN PACIFIC HOUSING-VINEYARD TERRACE, LLC
WESTERN PACIFIC HOUSING-WINDEMERE, LLC
WESTERN PACIFIC HOUSING-WINDFLOWER, L.P.
WPH-CAMINO RUIZ, LLC

By: Western Pacific Housing Management, Inc.,
its Manager, Member or General Partner

By:

Bill W. Wheat
Executive Vice President and Chief Financial Officer

SCHULER HOMES OF ARIZONA LLC
SHA CONSTRUCTION LLC

By:	SRHI LLC, its Member

By:	SHLR of Nevada, Inc. its Member

By:

Bill W. Wheat
Executive Vice President and Chief Financial Officer

D.R. HORTON-SCHULER HOMES, LLC

By:	Vertical Construction Corporation, its Manager

By:

Bill W. Wheat
Executive Vice President and Chief Financial Officer

SRHI LLC

By:	SHLR of Nevada, Inc., its Member

By:

Bill W. Wheat
Executive Vice President and Chief Financial Officer

SSHI LLC

By:	SHLR of Washington, Inc., its Member

By:

Bill W. Wheat
Executive Vice President and Chief Financial Officer

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